FOR IMMEDIATE RELEASE

FERRO ANNOUNCES COMPLETION OF INDEPENDENT INVESTIGATION

CLEVELAND, Ohio – October 31, 2005 – Ferro Corporation (NYSE:FOE) announced today that the second independent investigation authorized by its Audit Committee has been completed.

As previously announced, the Company’s Audit Committee engaged Jones Day and Ernst & Young to conduct a full independent investigation of inappropriate accounting entries at the Polymer Additives business. The initial investigation was carried out in three phases with the investigators concluding that substantially all of the irregular entries were made by a subordinate divisional employee who had since left the Company and that the irregular entries were made without any knowledge or involvement of senior management.

The second investigative team was comprised of Venable LLP (a Washington law firm) and Navigant Consulting (a forensic accounting firm). The second investigative team has reported to the Audit Committee that, although they found evidence of Ferro accounting personnel spreading expenses and some other misapplications of generally accepted accounting principles to achieve internal forecasts, they did not find that this was done with the intent to affect reported earnings in a way that misleads the investing public. The investigators also indicated that, while they found a lax tone with respect to GAAP compliance among certain former members of the Company’s finance organization, they were comfortable that current senior management, including the CEO and CFO, sets a positive tone with respect to accounting practices. Consequently, the Venable/Navigant team concluded that it found no pervasive pattern or practice of engaging in fraudulent earnings management, that is, the misapplication of generally accepted accounting principles with the intent to affect reported earnings in a way that misleads the investing public.

During the over 12,000 man hours of investigatory work, the two investigation teams identified a number of areas where improvements were needed to the Company’s accounting practices and controls and accounting organization. As part of its Sarbanes-Oxley compliance program, the Company has taken a number of steps to remediate those and other identified deficiencies by making enhancements in its accounting practices and controls and by restructuring and hiring additional personnel in its accounting organization.

Ferro and its external auditors, KPMG LLP, are currently working to complete the restatement of the Company’s financial statements for 2003 and the first quarter of 2004. The Company expects to be able to file audited and quarterly financial statements for 2004 later this year and does not expect the results of the restatement to vary significantly from the conclusions announced in January 2005.

The Company continues to cooperate fully with the Securities and Exchange Commission and Department of Justice in connection with the Government’s investigation of this matter.

Cautionary Note on Forward-Looking Statements

The financial information referred to in this release has not been audited. Pending completion of the restatement process, it is possible that additional adjustments of previously-reported financial results could be identified.

In addition, certain statements contained in this press release and in future filings with the Securities and Exchange Commission reflect the Company’s expectations with respect to future performance and may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:

•	The possible outcomes of additional reviews associated with the restatement process and the external financial audit process that could result in additional adjustments of the financial results;

•	The possible delisting of the Company’s common stock from trading on the New York Stock Exchange if the Company’s audited annual financial statements for fiscal year 2004 are not filed with the Securities and Exchange Commission by December 31, 2005, or such later date up to March 31, 2006, as the NYSE may permit;

•	Current and future economic conditions in the United States and worldwide, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Changes in customer requirements, markets or industries Ferro serves;

•	Changes in the prices of major raw materials or sources of energy;

•	Escalation in the cost of providing employee health care and pension benefits;

•	Risks related to fluctuating currency rates, changing legal, tax and regulatory requirements that affect the Company’s businesses and changing social and political conditions in the many countries in which the Company operates;

•	Political or economic instability as a result of acts of war, terrorism or otherwise;

•	Access to capital, primarily in the United States capital markets, and any restrictions placed on Ferro by current or future financing arrangements; and

•	The outcome of class action lawsuits against the Company.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

About Ferro Corporation

Ferro Corporation is a major international producer of performance materials for industry, including coatings and performance chemicals. The Company has operations in 20 countries and reported sales of approximately $1.8 billion in 2004. For more information on Ferro, visit the Company’s Web site at http://www.ferro.com/ or contact Tom Gannon, 216-875-6205.

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